Exhibit 99.1

Company Investor/Media Contact:

DJO Incorporated

Mark Francois, Director of Investor Relations

(760) 734-4766

mark.francois@djortho.com

FOR IMMEDIATE RELEASE

DJO INCORPORATED ANNOUNCES FINANCIAL RESULTS FOR THIRD QUARTER 2006

•                  Record Third Quarter 2006 Net Revenues of $113.2 Million Exceed Expectations

•                  Strong Revenue Levels and Progress with Aircast Integration Drive Improvement in Earnings Per Share

SAN DIEGO, CA November 2, 2006 — DJO Incorporated, (NYSE: DJO), a global provider of products and services that promote musculoskeletal and vascular health, today announced financial results for the third quarter of 2006, ended September 30, 2006.

Third Quarter Results
Net revenues for the third quarter of 2006 were a record $113.2 million, reflecting an increase of 56.9 percent, compared with net revenues of $72.1 million in the third quarter of 2005.  The third quarter of 2006 included revenue contributions from the Company’s 2006 acquisitions of Aircast and Axmed.  Third quarter revenue also included the benefit of a change in shipping terms for certain Aircast products from Aircast’s historical terms of FOB destination to DJO’s policy of FOB shipping point.  Additionally in the third quarter, DJO cleared certain backorders that existed at the end of the second quarter of 2006 due to the impact of integration activities taking place at that time.  Together, these two items contributed approximately $1.9 million of revenue in the third quarter.  The third quarters of 2006 and 2005 each included 63 shipping days.

Non-GAAP net income for the third quarter of 2006 was $9.0 million, or $0.38 per share, compared to non-GAAP net income of $7.8 million, or $0.34 per share, for the third quarter of 2005.  As of January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, resulting in the recognition of stock-based compensation expense beginning January 1, 2006.  Non-GAAP results for the third

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quarter of 2006 exclude the after tax impact of this stock-based compensation expense and certain costs and expenses related to acquisitions and the Company’s move into its new corporate headquarters, which occurred during the third quarter.  Non-GAAP results for the third quarter of 2005 exclude the after tax impact of a write-off of previously deferred expenses related to discontinued acquisitions. GAAP net income for the third quarter of 2006 was $4.4 million, or $0.18 per share, as compared to GAAP net income of $7.5 million, or $0.33 per share, for the third quarter of 2005.  As previously discussed by the Company, the acquisition of Aircast has had a short-term dilutive impact on the Company’s financial results due to the impact of purchase accounting amortization expense and interest expense related to the acquisition financing being in excess of the pre-integration profit contribution from the Aircast business.  The Company said it continues to expect the acquisition to be highly accretive to earnings in 2007, based on expected cost reduction synergies to be achieved through the integration of the acquired business into DJO.

Nine Month Results
Net revenues for the first nine months of 2006 were $302.3 million, reflecting an increase of 43.1 percent, compared with net revenues of $211.2 million for the first nine months of 2005.  The first nine months of 2006 and 2005 included 191 and 192 shipping days, respectively.

Non-GAAP net income for the first nine months of 2006 was $23.5 million, or $1.01 per share, compared with non-GAAP net income of $21.3 million, or $0.94 per share, for the first nine months of 2005.  Non-GAAP results for the first nine months of 2006 exclude the after tax impact of stock-based compensation expense, purchase accounting adjustments to write up acquired inventories to fair value, certain costs and expenses related to acquisitions, an arbitration that concluded in the second quarter of 2006, the Company’s move into its new corporate headquarters and the write-off of previously deferred expenses related to discontinued acquisitions.   Non-GAAP results for the first nine months of 2005 exclude the after tax impact of the write-off of previously deferred expenses related to discontinued acquisitions. GAAP net income for the first nine months of 2006 was $11.6 million, or $0.50 per share, compared to GAAP net income of $21.1 million, or $0.93 per share, for the first nine months of 2005.

“We are very pleased to report another strong quarter with record revenues exceeding our expectations.  Our revenue growth continues to be driven by outstanding sales productivity across our existing business segments and by contributions from our acquisitions,” said Les Cross, president and CEO.  “While our total revenue growth has clearly been enhanced by our acquisitions, our core business is performing extremely well.  At the bottom line, our strong revenue levels, combined with the results of good progress with the integration of Aircast, permitted us to show significant sequential improvement in our non-GAAP operating margins and earnings per share from the second quarter of 2006.

“Within our Domestic Rehabilitation business, each of our DonJoy®, ProCare® and OfficeCare® sales channels posted solid growth rates over the prior year.  We also reached a milestone in our

OfficeCare channel by exceeding 1,000 total accounts in the quarter.  As expected, growth of Aircast products is beginning to accelerate under DJO’s leadership, with more feet on the street selling the products.  We are pleased to see opportunities for Aircast sales synergies start to materialize as Aircast products were recently added to three large, multi-year GPO supply contracts and several smaller contracts.

“Our Regeneration segment also delivered another strong quarter, with revenue growing at 15.9% over the third quarter of 2005 and both our OL1000TM and SpinaLogic® product lines growing in double-digits. Revenue growth was particularly strong for our SpinaLogic product line in the third quarter, at 22% over the prior year.

“Revenue growth in our International segment of nearly 200% reflects contributions from both 2006 acquisitions, as well as continued progress against our growth strategies of product line and geographical expansion. We are very pleased with the progress we have made with the Aircast integration outside of the U.S. and with an expanded international sales force carrying Aircast, Axmed and DJO products, we are beginning to realize revenue synergies from the acquisitions.

“We are also pleased to report a significant improvement in our operating results in the third quarter.  Our gross profit for the third quarter was reduced by charges related to stock-based compensation expense (approximately $0.3 million) and costs and expenses related to our acquisitions and our move into the Company’s new corporate headquarters in Vista, California (approximately $1.9 million).  Our non-GAAP consolidated gross profit margin before those items, aggregating approximately $2.2 million, was 62.4% of revenues in the third quarter, reflecting a slight improvement from the second quarter.  As we have discussed, most of the manufacturing integration, which is expected to improve our gross profit and gross profit margin, will occur during the fourth quarter.

“The third quarter marked an improvement in our non-GAAP operating expenses as a percentage of revenues due to our increased revenue levels and progress made with the integration of the Aircast SG&A functions.  Accordingly, our non-GAAP operating income margin improved sequentially from the second quarter of this year by 250 basis points to 18.4%.  Due to reduced integration related costs, our GAAP operating income margin also improved.  Total GAAP operating expenses included charges related to stock-based compensation expense (approximately $2.4 million) and costs and expenses related to acquisitions and to the Company’s move into its new corporate headquarters (approximately $1.1 million).  These charges aggregated approximately $3.5 million.

“Net interest and other expense for the third quarter of 2006 was $6.7 million, which was reduced by a net foreign currency transaction gain of $0.4 million.  This amount also includes a non-cash charge of $0.9 million to write-off abandoned leasehold improvements and other assets in connection with the move of our corporate headquarters.  Our non-GAAP net interest and other expense, before this non-cash charge, was $5.8 million.

“The total after-tax impact on our third quarter 2006 earnings from stock-based compensation expense was $2.3 million, or approximately $0.10 per share.  The total after-tax impact on our third quarter 2006 earnings from other costs and expenses not deemed to be reflective of the Company’s ongoing operations was also $2.3 million, or approximately $0.10 per share.

“We generated good cash flow in the third quarter, which permitted us to repay approximately $15 million of debt during the quarter. As a good start to cash flow for the fourth quarter, we completed the sale of the Aircast Summit, NJ headquarters facility in October, netting us cash of approximately $4.2 million.

“Completing the integration of the Aircast business remains a priority for us in the fourth quarter.  We are now in the final phase, which includes relocating all the Aircast manufacturing operations from New Jersey to Mexico.  To date, we have moved approximately half of the Aircast manufacturing volume to Mexico.

“With a strong third quarter behind us, we have increased our 2006 full year revenue expectations.  We are now targeting 2006 revenues to be between $409 million and $412 million.  For the fourth quarter, which will be our shortest quarter of the year with only 61 shipping days, we are targeting total net revenues of between $107 million and $110 million.  We continue to expect the Aircast integration to be completed by the end of this year, providing DJO with annualized cost reduction synergies of between $18 million and $20 million in 2007.”

Recent Business Highlights:

•                  DJO Incorporated successfully commenced Aircast customer service operations in August at its new distribution center in Indianapolis, Indiana.  This new 110,000 square foot facility is the primary distribution hub for all Aircast products and Aircast customer service activities.  It also supports distribution for DJO’s DonJoy and OfficeCare channels.

•                  The expansion of the Company’s facilities in Mexico was completed on schedule in early September, providing the additional capacity to relocate all remaining Aircast manufacturing from New Jersey to Mexico during the fourth quarter of 2006.

•                  The Company renewed or signed three major supply contracts during the third quarter. These contracts include a new sole-source supply agreement with Consorta, Inc. that includes all Aircast, DonJoy and ProCare branded bracing and soft goods products and vascular systems products for a three-year term.  DJO also renewed its three-year supply contracts with both Broadlane, Inc. and Premier Purchasing Partners, to supply its full line of Aircast, DonJoy and ProCare rigid and soft bracing products and cold therapy systems. The Company also signed several other contracts during the quarter, including a new three-year supply contract with Amerinet Choice for pain management products, including cold therapy, two new government regional supply contracts for bracing and soft goods and two government supply contract renewals for vascular systems products.

•                  The Company announced a sponsorship agreement with Carson Palmer, NFL quarterback for the Cincinnati Bengals, who is now wearing DJO’s custom DonJoy Defiance® knee brace. As part of the sponsorship agreement, Carson Palmer will be featured in DJO’s award-winning “Faces of DonJoy” print advertising campaign.

•                  The Company completed the move to its new world headquarters in Vista, California in August.

•                  In September, DJO was named to the Deloitte & Touche “Technology Fast 50” list of San Diego’s fastest growing companies.

•                  DJO received the “Competitive Strategy Leadership” award from Frost & Sullivan.

Conference Call Information
DJO Incorporated has scheduled an investor conference call to discuss this announcement beginning at 1:00 PM, Eastern Time today, November 2, 2006.  Individuals interested in listening to the conference call may do so by dialing (706) 634-0177, using the reservation code 9000426.  A telephone replay will be available for 48 hours following the conclusion of the call by dialing (706) 645-9291 and using the above reservation code.  The live conference call also will be available via the Internet at www.djortho.com, and a recording of the call will be available on the Company’s website.

About DJO Incorporated
DJO Incorporated is a global provider of solutions for musculoskeletal and vascular health, specializing in rehabilitation and regeneration products for the non-operative orthopedic, spine and vascular markets.  Marketed under the Aircast®, DonJoy® and ProCare® brands, the Company’s broad range of over 700 rehabilitation products, including rigid knee braces, soft goods and pain management products, are used in the prevention of injury, in the treatment of chronic conditions and for recovery after surgery or injury. The Company’s regeneration products consist of bone growth stimulation devices that are used to treat nonunion fractures and as an adjunct therapy after spinal fusion surgery.  The Company’s vascular systems products help prevent deep vein thrombosis and pulmonary embolism that can occur after orthopedic and other surgeries.  Together, these products provide solutions throughout the patient’s continuum of care.  The Company sells its products in the United States and in more than 60 other countries through networks of agents, distributors and its own direct sales force.  Customers include orthopedic, podiatric and spine surgeons, orthotic and prosthetic centers, third-party distributors, hospitals, surgery centers, physical therapists, athletic trainers, other healthcare professionals and individual and team athletes.  For additional information on the Company, please visit www.djortho.com.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Such statements relate to, among other things, the Company’s revenue and earnings estimates for the fourth quarter of 2006 and for the full fiscal year 2006, the Company’s belief that the Aircast integration will be completed by the end of 2006 and the expected cost synergies from this integration.  The words “believe,” “should,” “expect,” “intend,” “estimate” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement.  These forward-looking statements are based on the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.  Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks relating to the successful execution of the Company’s business strategies relative to its Domestic Rehabilitation, Regeneration and International businesses; the successful integration of the sales and distribution operations of Aircast; the successful and timely integration of Aircast’s manufacturing and distribution operations into the Company’s existing operations in Mexico and Indianapolis; the successful and timely integration of Aircast’s administrative functions into the Company’s Vista headquarters; the successful combination of the Company’s and Aircast’s respective operations in several countries in Europe; the continued growth of the markets the Company addresses; the impact of potential reductions in reimbursement levels by Medicare and other governmental and commercial payors; the Company’s ability to successfully develop, license or acquire, and timely introduce and market new products or product enhancements; the Company’s dependence on orthopedic professionals, agents and distributors for marketing its products; risks relating to the Company’s international operations; resources needed and risks involved in complying with government regulations and in developing and protecting intellectual property; and the effects of healthcare reform, managed care and buying groups on prices of the Company’s products. Other risk factors are detailed in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended July 1, 2006, filed on August 9, 2006, with the Securities and Exchange Commission.

-Tables to follow-

DJO Incorporated

Unaudited Condensed Consolidated Statements of Income
(In thousands, except per share data and number of operating days)

	Three Months Ended
	September 30, 2006	October 1, 2005

Net revenues	$113,205	$72,133
Costs of goods sold(A),(B)	44,770	26,501
Gross profit	68,435	45,632
Operating expenses:
Sales and marketing(A),(B)	33,274	21,286
General and administrative(A),(B)	12,980	7,679
Research and development (A),(B)	2,517	1,486
Amortization of acquired intangibles	4,510	1,255
Total operating expenses	53,281	31,706
Income from operations	15,154	13,926
Interest expense and other, net(B)	(6,697)	(1,366)
Income before income taxes	8,457	12,560
Provision for income taxes	(4,098)	(5,024)
Net income	$4,359	$7,536
Net income per share:
Basic	$0.19	$0.34
Diluted	$0.18	$0.33
Non-GAAP diluted net income per share (excluding the impact of stock-based compensation expense, certain other charges and expenses related to acquisitions and the Company’s move into its new corporate headquarters and the write-off of previously deferred expenses related to discontinued acquisitions)	$0.38	$0.34
Weighted average shares outstanding used to calculate per share information:
Basic	22,968	21,845
Diluted	23,598	22,761
Number of operating days	63	63
(A) Includes stock-based compensation expense, as follows(C):
Costs of goods sold	$308	$—
Sales and marketing	1,222	—
General and administrative	1,015	—
Research and development	140	—
	$2,685	$—

(B)   Includes certain other charges and expenses related to acquisitions and the Company’s move into its new corporate headquarters and the write-off of previously deferred expenses related to discontinued acquisitions as follows(C):

Costs of goods sold	$1,872	$—
Sales and marketing	589	—
General and administrative	370	—
Research and development	117	—
Interest expense and other, net	852	362
	$3,800	$362

(C)        See reconciliation of non-GAAP financial measures in table at end of press release.

DJO Incorporated

Unaudited Condensed Consolidated Statements of Income
(In thousands, except per share data and number of operating days)

	Nine Months Ended
	September 30, 2006	October 1, 2005

Net revenues	$302,293	$211,210
Costs of goods sold(A),(B)	119,391	77,295
Gross profit	182,902	133,915
Operating expenses:
Sales and marketing(A),(B)	92,251	64,058
General and administrative(A),(B)	35,614	22,179
Research and development (A),(B)	6,682	4,749
Amortization of acquired intangibles	10,651	3,560
Total operating expenses	145,198	94,546
Income from operations	37,704	39,369
Interest expense and other, net (B)	(16,282)	(4,266)
Income before income taxes	21,422	35,103
Provision for income taxes	(9,790)	(14,041)
Net income	$11,632	$21,062
Net income per share:
Basic	$0.51	$0.97
Diluted	$0.50	$0.93
Non-GAAP diluted net income per share (excluding the impact of stock-based compensation expense, purchase accounting adjustments to write up acquired inventories to fair value, certain other charges and expenses related to acquisitions, costs related to an arbitration concluded in second quarter 2006 and the Company’s move into its new corporate headquarters and the write-off of previously deferred expenses related to discontinued acquisitions)	$1.01	$0.94
Weighted average shares outstanding used to calculate per share information:
Basic	22,620	21,722
Diluted	23,330	22,613
Number of operating days	191	192
(A) Includes stock-based compensation expense, as follows(C):
Costs of goods sold	$688	$—
Sales and marketing	3,175	—
General and administrative	2,545	—
Research and development	385	—
	$6,793	$—

(B)   Includes purchase accounting adjustments to write up acquired inventories to fair value, certain other charges and expenses related to acquisitions, costs related to an arbitration concluded in second quarter 2006 and the Company’s move into its new corporate headquarters and the write-off of previously deferred expenses related to discontinued acquisitions, as follows(C):

Costs of goods sold	$4,995	$—
Sales and marketing	1,036	—
General and administrative	1,527	—
Research and development	124	—
Interest expense and other, net	3,290	362
	$10,972	$362

(C)        See reconciliation of non-GAAP financial measures in table at end of press release.

DJO Incorporated
Unaudited Condensed Consolidated Balance Sheets
(In thousands)

	September 30,	December 31,
	2006	2005
Assets
Current assets:
Cash and cash equivalents	$3,657	$1,107
Accounts receivable, net	92,286	62,068
Inventories, net	41,123	24,228
Deferred tax asset, net, current portion	7,678	7,066
Prepaid expenses and other current assets	12,638	4,387
Total current assets	157,382	98,856
Property, plant and equipment, net	39,751	15,396
Goodwill, intangible assets and other assets	454,608	157,975
Deferred tax asset, net	14,545	32,437
Total assets	$666,286	$304,664

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and other accrued liabilities	$70,275	$31,095
Long-term debt, current portion	3,500	5,000
Total current liabilities	73,775	36,095
Long-term debt, less current portion	330,750	42,500
Accrued pension	332	—
Other long-term accrued liabilities	4,439	—
Total stockholders’ equity	256,990	226,069
Total liabilities and stockholders’ equity	$666,286	$304,664

DJO Incorporated
Unaudited Segment Information
(In thousands, except number of operating days)

	Three Months Ended		Revenues per Day Three Months Ended
	Sept. 30,	Oct. 1,	Sept. 30,	Oct. 1,
	2006	2005	2006	2005
Net revenues:
Domestic Rehabilitation	$74,640	$50,793	$1,185	$806
Regeneration	15,767	13,600	250	216
International	22,798	7,740	362	123
Consolidated net revenues	113,205	72,133	$1,797	$1,145

Gross profit:
Domestic Rehabilitation	39,410	28,519
Regeneration	14,452	12,275
International	14,573	4,838
Consolidated gross profit(1)	68,435	45,632

Income from operations:
Domestic Rehabilitation	11,714	11,483
Regeneration	3,215	3,616
International	4,592	1,715
Income from operations of reportable segments (2)	19,521	16,814
Expenses not allocated to segments (3)	(4,367)	(2,888)
Consolidated income from operations	$15,154	$13,926
Number of operating days	63	63

(1)          GAAP consolidated gross profit for the three months ended September 30, 2006, includes:

	Domestic Rehabilitation	Regeneration	International
GAAP gross profit	$39,410	$14,452	$14,573
Stock-based compensation expense	280	16	12
Purchase accounting adjustments to write up acquired inventories to fair value and certain other charges and expenses related to acquisitions and the Company’s move into its new corporate headquarters	1,848	8	16
Non-GAAP gross profit (excluding the impact of stock-based compensation expense and certain other charges related to acquisitions and the Company’s move into its new corporate headquarters)	$41,538	$14,476	$14,601

(2)          GAAP income from operations for reportable segments for the three months ended September 30, 2006, includes:

	Domestic Rehabilitation	Regeneration	International
GAAP income from operations of reportable segments	$11,714	$3,215	$4,592
Stock-based compensation expense	1,253	457	200
Purchase accounting adjustments to write up acquired inventories to fair value and certain other charges and expenses related to acquisitions and the Company’s move into its new corporate headquarters	2,483	74	337
Non-GAAP income from operations of reportable segments (excluding the impact of stock-based compensation expense and certain other charges related to acquisitions and the Company’s move into its new corporate headquarters)	$15,450	$3,746	$5,129

(3)          Expenses not allocated to segments for the three months ended September 30, 2006 include $0.8 million of stock-based compensation expense.

DJO Incorporated
Unaudited Segment Information
(In thousands, except number of operating days)

	Nine Months Ended		Revenues per Day Nine Months Ended
	Sept. 30,	Oct. 1,	Sept. 30,	Oct. 1,
	2006	2005	2006	2005
Net revenues:
Domestic Rehabilitation	$196,506	$145,391	$1,029	$757
Regeneration	47,953	40,712	251	212
International	57,834	25,107	303	131
Consolidated net revenues	302,293	211,210	$1,583	$1,100

Gross profit:
Domestic Rehabilitation	103,462	81,257
Regeneration	44,237	36,232
International	35,203	16,426
Consolidated gross profit(1)	182,902	133,915

Income from operations:
Domestic Rehabilitation	30,991	30,519
Regeneration	10,636	10,815
International	8,913	6,560
Income from operations of reportable segments(2)	50,540	47,894
Expenses not allocated to segments(3)	(12,836)	(8,525)
Consolidated income from operations	$37,704	$39,369

Number of operating days	191	192

(1)          GAAP consolidated gross profit for the nine months ended September 30, 2006, includes:

	Domestic Rehabilitation	Regeneration	International
GAAP gross profit	$103,462	$44,237	$35,203
Stock-based compensation expense	544	26	118
Purchase accounting adjustments to write up acquired inventories to fair value and certain other charges and expenses related to acquisitions and the Company’s move into its new corporate headquarters	3,392	8	1,595
Non-GAAP gross profit (excluding the impact of stock-based compensation expense, purchase accounting adjustments to write up acquired inventories to fair value and certain other charges related to acquisitions and the Company’s move into its new corporate headquarters)	$107,398	$44,271	$36,916

(2)          GAAP income from operations for reportable segments for the nine months ended September 30, 2006, includes:

	Domestic Rehabilitation	Regeneration	International
GAAP income from operations of reportable segments	$30,991	$10,636	$8,913
Stock-based compensation expense	2,947	1,281	651
Purchase accounting adjustments to write up acquired inventories to fair value and certain other charges and expenses related to acquisitions and the Company’s move into its new corporate headquarters	4,416	74	2,407
Non-GAAP income from operations of reportable segments (excluding the impact of stock-based compensation expense, purchase accounting adjustments to write up acquired inventories to fair value and certain other charges related to acquisitions and the Company’s move into its new corporate headquarters)	$38,354	$11,991	$11,971

(3)          Expenses not allocated to segments for the nine months ended September 30, 2006 include $1.9 million of stock-based compensation expense and $0.7 million of costs related to an arbitration concluded in second quarter 2006.

DJO Incorporated
Unaudited Reconciliation of Non-GAAP Financial Measures
(In thousands, except per share data)

In managing its business, the Company makes use of certain non-GAAP financial measures in evaluating the Company’s results of operations.

The Company initially adopted SFAS No. 123(R) on January 1, 2006 using the modified prospective method, which resulted in stock-based compensation expense being recognized during the three and nine months ended September 30, 2006 without corresponding expense in the three and nine months ended October 1, 2005.  In addition, the events giving rise to purchase accounting adjustments to write up acquired inventories to fair value, certain other charges and expenses related to acquisitions, costs related to an arbitration concluded in second quarter 2006 and the Company’s move into its new corporate headquarters and the write-off of previously deferred expenses related to discontinued acquisitions are not associated with the Company’s normal operating business.

The Company believes disclosure of non-GAAP earnings has economic substance because the excluded expenses represent non-cash expenditures, or relate to transactions that are variable in nature between reporting periods.

The Company believes that presenting diluted earnings per share, excluding the impact of stock-based compensation expense, purchase accounting adjustments to write up acquired inventories to fair value, certain other charges and expenses related to acquisitions, costs related to an arbitration concluded in second quarter and the write-off of previously deferred expenses related to discontinued acquisitions, is an additional measure of performance that investors can use to compare operating results between reporting periods.  Management of the Company uses non-GAAP information internally in planning, forecasting and evaluating the Company’s results of operations in the current period and in comparing it to past periods.  The Company also uses these non-GAAP measures in evaluating management performance for compensation purposes.  The Company believes that this information also provides investors better insight in evaluating the Company’s earnings performance from core operations and provides consistency in financial reporting.

The measure, “Non-GAAP gross profit” is reconciled with GAAP gross profit in the table below:

	Three Months Ended		Nine Months Ended
	Sept. 30, 2006	Oct. 1, 2005	Sept. 30, 2006	Oct. 1, 2005

GAAP gross profit	$68,435	$45,632	$182,902	$133,915
Stock-based compensation expense	308	—	688	—
Purchase accounting adjustments to write up acquired inventories to fair value and certain other charges and expenses related to acquisitions	1,685	—	4,808	—
Expenses related to the Company’s move into its new corporate headquarters	187	—	187	—
Non-GAAP gross profit (excluding the impact of stock-based compensation expense, purchase accounting adjustments to write up acquired inventories to fair value, certain other charges related to acquisitions and expenses related to the Company’s move into its new corporate headquarters)	$70,615	$45,632	$188,585	$133,915

DJO Incorporated
Unaudited Reconciliation of Non-GAAP Financial Measures continued
(In thousands, except per share data)

The measure, “Non-GAAP operating income” is reconciled with GAAP operating income in the table below:

	Three Months Ended		Nine Months Ended
	Sept. 30, 2006	Oct. 1, 2005	Sept. 30, 2006	Oct. 1, 2005

GAAP operating income	$15,154	$13,926	$37,704	$39,369
Stock-based compensation expense	2,685	—	6,793	—
Purchase accounting adjustments to write up acquired inventories to fair value and certain other charges and expenses related to acquisitions	2,412	—	6,415	—
Costs related to an arbitration concluded in second quarter 2006	—	—	731	—
Costs and expenses related to the Company’s move into its new corporate headquarters	536	—	536	—
Non-GAAP operating income (excluding the impact of stock-based compensation expense, purchase accounting adjustments to write up acquired inventories to fair value, certain other charges related to acquisitions and costs related to an arbitration concluded in second quarter 2006 and expenses related to the Company’s move into its new corporate headquarters)	$20,787	$13,926	$52,179	$39,369

The measure, “Non-GAAP net income” is reconciled with GAAP net income in the table below:

	Three Months Ended		Nine Months Ended
	Sept. 30, 2006	Oct. 1, 2005	Sept. 30, 2006	Oct. 1, 2005

GAAP net income	$4,359	$7,536	$11,632	$21,062
Stock-based compensation expense, net of tax	2,326	—	5,296	—
Purchase accounting adjustments to write up acquired inventories to fair value and certain other charges and expenses related to acquisitions, net of tax	1,449	—	5,273	—
Costs related to an arbitration concluded in second quarter 2006, net of tax	—	—	441	—
Costs and expenses related to the Company’s move into its new corporate headquarters	833	—	833	—
Write-off of previously deferred expenses related to discontinued acquisitions, net of tax	—	217	55	217
Non-GAAP net income (excluding the impact of stock-based compensation expense, purchase accounting adjustments to write up acquired inventories to fair value, certain other charges related to acquisitions, costs related to an arbitration concluded in second quarter 2006, expenses related to the Company’s move into its new corporate headquarters and the write-off of previously deferred expenses related to discontinued acquisitions)	$8,967	$7,753	$23,530	$21,279

DJO Incorporated
Unaudited Reconciliation of Non-GAAP Financial Measures continued
(In thousands, except per share data)

The measure, “Non-GAAP diluted net income per share” is reconciled with GAAP net income in the table below:

	Three Months Ended		Nine Months Ended
	Sept. 30, 2006	Oct. 1, 2005	Sept. 30, 2006	Oct. 1, 2005

GAAP diluted net income per share	$0.18	$0.33	$0.50	$0.93
Stock-based compensation expense, net per share	0.10	—	0.23	—
Purchase accounting adjustments to write up acquired inventories to fair value and certain other charges and expenses related to acquisitions, net per share	0.07	—	0.23	—
Costs related to an arbitration concluded in second quarter 2006, net per share	—	—	0.02	—
Costs and expenses related to the Company’s move into its new corporate headquarters, net per share	0.03	—	0.03	—
Write-off of previously deferred expenses related to discontinued acquisitions, net per share	—	0.01	—	0.01
Non-GAAP net income (excluding the impact of stock-based compensation expense, purchase accounting adjustments to write up acquired inventories to fair value, certain other charges related to acquisitions, costs related to an arbitration concluded in second quarter 2006, expenses related to the Company’s move into its new corporate headquarters and the write-off of previously deferred expenses related to discontinued acquisitions)	$0.38	$0.34	$1.01	$0.94

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